UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2017

West Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35846	47-0777362
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11808 Miracle Hills Drive, Omaha, Nebraska 68154

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (402) 963-1200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Introduction

As previously disclosed, West Corporation, a Delaware corporation (the “Company” or “West”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 9, 2017, with Mount Olympus Holdings, Inc., a Delaware corporation (“Parent”), and Olympus Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”). On October 10, 2017 (the “Closing Date”), upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the General Corporation Law of the State of Delaware, Merger Sub merged with and into the Company with the Company surviving as a wholly-owned subsidiary of Parent (the “Merger”). Parent is an affiliate of certain funds (the “Apollo Funds”) managed by affiliates of Apollo Management VIII, L.P.

The description of the Merger Agreement and related transactions (including, without limitation, the Merger) in this Form 8-K does not purport to be complete and is subject, and qualified in its entirety by reference to the full text of the Merger Agreement which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 10, 2017 and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 10, 2017, Parent completed the acquisition of the Company. Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share (a “Share”) of common stock of the Company, par value $0.001 per Share (“Company Common Stock”), issued and outstanding immediately prior to the Effective Time (other than (i) Shares held by stockholders of the Company who had properly exercised and perfected appraisal rights under Delaware law and (ii) Shares that were held in the treasury of the Company or owned of record by any wholly-owned subsidiary of the Company, Parent or any wholly-owned subsidiary of Parent (clauses (i) and (ii), the “Excluded Shares”)) was cancelled and extinguished and automatically converted into the right to receive $23.50 in cash, without interest (the “Merger Consideration”), subject to applicable tax withholding.

In addition, with respect to all outstanding options, stock unit awards and restricted stock awards under the Company’s equity plans, as a result of the Merger, at the Effective Time of the Merger:

•	each option was fully vested and cancelled, and each holder of a cancelled Company option will be paid at or promptly after the Effective Time an amount in cash equal to the product of (i) the total number of Shares subject to the cancelled Company option and (ii) the excess, if any, of (A) the Merger Consideration over (B) the exercise price per Share subject to the cancelled Company option; and

•	each stock unit and restricted stock award was converted into the right to receive a payment in cash equal to the sum of (i) the Merger Consideration multiplied by the number of Shares subject to each such award and (ii) the dividend equivalents accrued on such award prior to the Closing Date, and to the extent required by an existing award agreement such cash amount will be held in escrow and become vested and payable in accordance with the terms of the awards on the vesting schedule set forth in the awards.

For any stock unit awards that are subject to performance-based vesting conditions, the number of Shares subject to such awards that are earned based on performance were deemed to have been satisfied at 100% of the target level. In addition, any notional Shares accrued under the Company’s deferred compensation plan have been valued based on the Merger Consideration and notionally reinvested in one or more other “measurement funds” as defined under the deferred compensation plan.

The total amount of funds used to complete the Merger and related transactions and pay related fees and expenses was approximately $5.2 billion, which was funded through a combination of equity contributions from the Apollo Funds, cash of the Company and proceeds from the debt financing transactions.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, the Company notified the NASDAQ Global Select Market (“NASDAQ”) on October 10, 2017 that the certificate of merger has been filed with the State of Delaware and that, at the Effective Time, each Share (other than the Excluded Shares) was cancelled and extinguished and automatically converted into the right to receive Merger Consideration without interest thereon, subject to applicable tax withholding. In addition, the Company requested that NASDAQ delist the Company Common Stock after market close on October 10, 2017, and, as a result, trading of Company Common Stock on NASDAQ was suspended as of approximately 4:00 p.m., New York time, on October 10, 2017. The Company also requested NASDAQ to file with the SEC a notification of removal from listing and registration on Form 25 with the SEC to effect the delisting of the Company Common Stock from NASDAQ and the deregistration of the Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file with the SEC a Form 15 requesting the termination of registration of the Company Common Stock under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in the Introduction and under Item 2.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

At the Effective Time, each holder of Shares issued and outstanding immediately prior to the Effective Time ceased to have any rights as a stockholder of the Company (other than the right of the holders of Shares (excluding the Excluded Shares) to receive the Merger Consideration pursuant to the Merger Agreement).

Item 5.01 Changes in Control of Registrant.

The information set forth in the Introduction and under Item 2.01, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

As a result of the Merger, a change in control of the Company occurred, and the Company is now a wholly-owned subsidiary of Parent.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors

In connection with the consummation of the Merger and as contemplated by the Merger Agreement (and not because of any disagreement with the Company), each of Tom Barker, Lee Adrean, Donald Casey Jr., Anthony DiNovi, Paul Garcia Director, Laura Grattan, Jeanette Horan, Michael Huber, Diane Offereins, and Gregory Sloma resigned from his or her respective position as a member of the board of directors of the Company, and any committee thereof, effective as of the Effective Time. In accordance with the terms of the Merger Agreement, at the Effective Time, Matthew H. Nord and Robert Kalsow-Ramos became the directors of the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

At the Effective Time, (i) the Company’s Amended and Restated Certificate of Incorporation was amended and restated in its entirety and (ii) the Bylaws of Merger Sub became the Fourth Amended and Restated Bylaws of the Company, each in accordance with the terms of the Merger Agreement.

Copies of the Second Amended and Restated Certificate of Incorporation of the Company and the Fourth Amended and Restated Bylaws of the Company are filed as Exhibits 3.1 and 3.2 hereto, respectively, which are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

A copy of the joint press release issued by the Company and Parent on October 10, 2017 announcing the completion of the Merger pursuant to the Merger Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of May 9, 2017, by and among West Corporation, Mount Olympus Holdings, Inc. and Olympus Merger Sub, Inc. (incorporated herein by reference from Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on May 10, 2017).

3.1	Second Amended and Restated Certificate of Incorporation of West Corporation, dated as of October 10, 2017.

3.2	Fourth Amended and Restated Bylaws of West Corporation, dated as of October 10, 2017.

99.1	Press release of West Corporation and Apollo Global Management, LLC, dated as of October 10, 2017.

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of May 9, 2017, by and among West Corporation, Mount Olympus Holdings, Inc. and Olympus Merger Sub, Inc. (incorporated herein by reference from Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on May 10, 2017).

3.1	Second Amended and Restated Certificate of Incorporation of West Corporation, dated as of October 10, 2017.

3.2	Fourth Amended and Restated Bylaws of West Corporation, dated as of October 10, 2017.

99.1	Press release of West Corporation and Apollo Global Management, LLC, dated as of October 10, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST CORPORATION

Dated: October 10, 2017	By:	/s/ Jan D. Madsen
Jan D. Madsen
Chief Financial Officer